Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 No. 333-231911) of Evelo Biosciences, Inc., and
2.Registration Statement (Form S-8 No. 333-224841) of Evelo Biosciences, Inc., and
3.Registration Statement (Form S-8 No. 333-256662) of Evelo Biosciences, Inc., and
4.Registration Statement (Form S-3 No. 333-259005) of Evelo Biosciences, Inc.

of our report dated March 24, 2022, with respect to the consolidated financial statements of Evelo Biosciences, Inc. included in this Annual Report (Form 10-K) of Evelo Biosciences, Inc. for the year ended December 31, 2021.

Boston, Massachusetts
March 24, 2022